BATCHER, ZARCONE & BAKER, LLP
                          -----------------------------
                                ATTORNEYS AT LAW


 SOUTH BAY OFFICE                                        KAREN A. BATCHER
 4190 BONITA ROAD, SUITE 205                            kbatcher@bzblaw.com
 BONITA, CALIFORNIA 91902                                 -------------

 TELEPHONE:    619.475.7882                             ADDITIONAL SAN DIEGO
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                               September 28, 2007

Mr. Anatoli Nem
Startale Group Inc.
4320 Winfield Road, Suite 200
Warrenville, Illinois

Re:      Legal Opinion Pursuant to SEC Form SB-2
         Registration Statement - Startale Group, Inc.


Dear Mr. Nem:

         At your request, we are rendering this opinion in connection with a proposed sale by 30 individual shareholders (the "Selling Shareholders"), of Startale Group, Inc. (the "Company") of up to 4,500,000 shares of common stock, $.001 par value (the "Common Stock"). The Selling Shareholders are identified in the Registration Statement on Form SB-2.

         I have examined instruments, documents and records, which I deemed relevant and necessary for the basis of our opinion hereinafter expressed. I have done so in light of Nevada law, including without limitation, the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Pursuant to ss.228.601 (Item 601) of Regulation S-B, I make the following opinion on the legality of the securities being registered. Based on such examination and the applicable laws of Nevada, I am of the opinion that 4,500,000 shares of Common Stock to be sold by the Selling Shareholders are duly authorized shares of Common Stock which have been legally issued, fully paid and non-assessable. I am also of the opinion that the Shares, when sold after the effectiveness of the Registration Statement, will be validly issued, fully paid and non-assessable.

            I hereby consent to the reference to my name in the Registration Statement under the caption "Interests of Named Experts and Counsel" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do hereby admit that I come within the



                                PHYSICAL ADDRESS
            4190 BONITA ROAD, SUITE 205 , BONITA, CALIFORNIA, 91902

Mr.Nem
September 28, 2007
Page 2


category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.


                                            Regards,

                                            BATCHER ZARCONE & BAKER, LLP


                                            /s/ Karen Batcher

                                            Karen A. Batcher, Esq.